UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 22, 2017 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main Street, Suite 400, Salt Lake City, Utah 84111
(Address of principal executive offices) (Zip Code)

(801) 639-0511
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD

On June 22, 2017, NOVAGOLD RESOURCES INC. (“NOVAGOLD”) issued a press release announcing that NOVAGOLD and Barrick Gold Corporation (“Barrick”), co-owners of Donlin Gold LLC, have approved an $8 million drill program (100% basis) to further progress on the Donlin Gold project optimization efforts. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01 Other Events

On June 22, 2017, NOVAGOLD announced that NOVAGOLD and Barrick, co-owners of Donlin Gold LLC, have approved an $8 million drill program (100% basis) to further progress on the Donlin Gold project optimization efforts by collecting geologic and geotechnical data this year.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of NOVAGOLD RESOURCES INC. dated June 22, 2017 entitled “Barrick and NOVAGOLD to Advance Ongoing Donlin Gold Project Optimization with Approved $8-Million Drill Program”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2017	NOVAGOLD RESOURCES INC.

	By:	/s/ David A. Ottewell
David A. Ottewell
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of NOVAGOLD RESOURCES INC. dated June 22, 2017 entitled “Barrick and NOVAGOLD to Advance Ongoing Donlin Gold Project Optimization with Approved $8-Million Drill Program”